EXHIBIT 23.3

CONSENT OF ERNST & YOUNG LLP









                          INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Charter One Financial, Inc.

We consent to the incorporation by reference in the Registration Statements of Charter One Financial, Inc. described in the following table of our report dated January 28, 1999 with respect to the consolidated statement of financial condition of St. Paul Bancorp, Inc. as of December 31, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1998 included in the Annual Report (Form 10-K) of Charter One Financial, Inc. for the year ended December 31, 1999:


REGISTRATION STATEMENT
----------------------
FORM          NUMBER                    PURPOSE
----          ------                    -------

S-8          33-23805   Charter One Financial, Inc. Long-Term Stock Incentive Plan
                        Charter One Financial, Inc. Directors Stock Option Plan

S-8          33-61273   FirstFed Michigan Corporation 1983 Stock Option Plan
                        FirstFed Michigan Corporation 1991 Stock Option Plan

S-8          333-33259  1986 Stock Option Plan and 1992 Stock-Based Compensation Plan of RCSB Financial, Inc.

S-8          333-42823  Charter One Financial, Inc. 1997 Stock Option and Incentive Plan

S-8          333-33169  Home Federal Savings Bank Stock Compensation Program and Haverfield 1995 Stock Option Plan

S-8          333-70007  Charter One Bank Retirement Savings Plan

S-8          333-65137  ALBANK Financial Corporation 1992 Stock Incentive Plan for Key Employees
                        ALBANK Financial Corporation 1992 Stock Incentive Plan for Outside Directors
                        ALBANK Financial Corporation 1995 Stock Incentive Plan for Outside Directors
                        Marble Financial Corporation 1986 Stock Option Plan
                        Marble Financial Corporation 1994 Stock Option Plan

S-8          333-67431  RCSB Financial, Inc. Non-Employee Director Stock Plan and RCSB Financial,
                        Inc. Non-Employee Director Deferred Compensation Plan

S-8          333-85207  St. Paul Bancorp, Inc. Stock Option Plan
                        St. Paul Bancorp, Inc. 1995 Incentive Plan
                        St. Paul Bancorp, Inc. Employee Incentive Plan
                        Beverly Bancorporation 1994 Incentive Stock Option Plan
                        Beverly Bancorporation 1997 Incentive Stock Option Plan


/s/Ernst & Young LLP


Chicago, Illinois
March 22, 2000